SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 8, 2003

AMERICA FIRST REAL ESTATE INVESTMENT PARTNERS, L.P.

(Exact name of registrant as specified in its Agreement of Limited Partnership)

Delaware 000-32227 39-1965590

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(State of (Commission (IRS Employer

Incorporation) File Number) Identification Number)

1004 Farnam Street, Suite 400

Omaha, Nebraska 68102

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(Address of principal executive offices) (Zip Code)

(402) 444-1630

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(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release, dated August 8, 2003, announcing the registrant's results of operations for the fiscal quarter ended June 30, 2003.

Item 12. Results of Operations and Financial Condition

On August 8, 2003, America First Real Estate Investment Partners, L.P. (the "Company") issued a press release announcing its results of operations for the fiscal quarter ended June 30, 2003. The Company is attaching the press release as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report (including the exhibit) shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA FIRST REAL ESTATE INVESTMENT PARTNERS, L.P.

By America First Capital Source I, L.L.C., General Partner of the Company

By AMERICA FIRST COMPANIES L.L.C., its sole member

By ___________________________

Mark A. Hiatt, Chief Financial Officer

PRESS RELEASE FOR IMMEDIATE RELEASE

AUGUST 8, 2003 NEW YORK METRO DISTRIBUTION

CONTACT: Maurice E. Cox, Jr. SYMBOL: AFREZ (NASDAQ)

800-283-2357

AMERICA FIRST REAL ESTATE INVESTMENT PARTNERS, L.P.

ANNOUNCES FUNDS FROM OPERATIONS

(Omaha, NE) America First Real Estate Investment Partners, L.P. (NASDAQ: AFREZ) announced Funds From Operations ("FFO") during the second quarter of 2003 of $1,740,472 or $0.26 per unit, compared to $1,439,831 or $0.21 per unit for the same quarter of 2002. The increase in FFO from 2002 is primarily due to extremely low interest rates on short term and variable rate debt, the 2002 acquisitions of The Glades Apartments and the Lakes of Northdale properties, and the consolidation of Water's Edge Apartments in May of 2003. Net income for the second quarter of 2003 was $717,692 or $.10 per unit compared to $535,850 or $.08 per unit for the second quarter of 2002.

As of June 30, 2003, the Fund owned a total of 14 properties with 2,788 rental units. During the first quarter of 2003, the Fund's annual distribution rate was increased to $0.70 per unit compared to $0.65 in 2002. Based on the June 30, 2003 trading price of $7.25, the second quarter distribution calculates to an annual return to investors of 9.7%.

Lisa Y. Roskens, President and CEO of the Company, said "Although conditions in the multifamily housing market remain weak, the Fund is benefiting from low interest rates on its variable rate and short term debt. The low interest rates have also allowed us to refinance some of our properties with longer term fixed rate debt at attractive rates. Management continues to stay focused on the attraction and retention of high quality tenants and the aggressive management of operating expenses."

For additional information, contact our Investor Relations Department at 800-239-8787. You may also obtain Fund information by visiting our web site at http://www.am1st.com.

The Company computes FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts ("NAREIT") which define FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after comparable adjustments for an entity's portion of these items related to unconsolidated entities and joint ventures. The following table sets forth a reconciliation of the Company's net income as determined under GAAP and its FFO for the three and six month periods ended June 30, 2003 and 2002:

The Company's capitalization policy for its real estate capital improvements has a significant effect on its FFO calculation. Real estate costs that are accounted for as expenses are a deduction in FFO. Alternatively, real estate costs that are capitalized are not an expense deducted from FFO, but are depreciated and the related depreciation expense is added to FFO. Therefore, the Company's capitalization policy for its real estate assets will have significant effect on FFO, which may differ significantly from the policies established by the Company's peers.

The Company considers FFO to be a key measure of its performance and ability to pay distributions as it adds back the Company's significant non-cash expense of depreciation. Although the Company considers FFO to be a key measure of its operating performance, FFO should not be considered as an alternative to GAAP net income as an indication of the Company's financial performance. In addition, FFO does not represent cash generated from operating activities determined by GAAP and should not be considered as an alternative thereto as a measure of the Company's liquidity or as an indicator of the funds available to the Company to meet its cash needs. The Company's FFO may include funds that are unavailable for discretionary use due to requirements to conserve funds for capital expenditures, property acquisitions and other commitments and uncertainties. FFO reported by the Company may not be comparable to FFO reported by other entities that do not calculate FFO in accordance with the NAREIT definition or which interpret the NAREIT definition differently than the Company.

Information contained in this Press Release contains "forward-looking statements" relating to, without limitation, future performance, plans and objectives of management for future operations and projections of revenue and other financial items, which can be identified by the use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "estimate," or 'continue," or the negative thereof or other variations thereon or comparable terminology. Several factors with respect to such forward-looking statements, including certain risks and uncertainties, could cause actual results to differ materially from those in such forward-looking statements.